CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Whirlwind Marking, Inc.
Fort Washington, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 5, 2001, relating to the financial statements of Whirlwind Marking, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                 /s/ BDO Seidman, LLP

Philadelphia, Pennsylvania
May 23, 2001